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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated April 18, 1996 on the consolidated financial statements for Tubular Corporation of American and subsidiary included in the Energy Ventures, Inc.'s Form 8-K dated June 24, 1996 and Form 8-K dated August 5, 1996 and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

Tulsa, Oklahoma
March 27, 1997